UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2010

Douglas Emmett, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33106	20-3073047
(State or Other Jurisdiction	Commission File Number	(IRS Employer
of Incorporation)		Identification No.)

808 Wilshire Boulevard, Suite 200		90401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 22, 2010, Mr. Dan A. Emmett, Chairman of the Board of Directors of Douglas Emmett, Inc. (“DEI”), and an entity affiliated with Mr. Emmett entered into sales plans with Morgan Stanley Smith Barney. The plans are intended to comply with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Subject to certain conditions, the plans provide for the sale of up to an aggregate of 140,000 shares of DEI’s common stock each month from December 2010 through December 2011.

The shares are being sold for estate planning purposes. The maximum number of shares to be sold under the plans represents approximately 10% of the common stock equivalents of DEI beneficially owned by Mr. Emmett. Mr. Emmett will have no control over the timing of the sales of shares under the plans, and there can be no assurance that any shares will be sold under the plans.

The information being furnished pursuant to this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Douglas Emmett, Inc.

Dated: December 23, 2010

By: /s/ JORDAN L. KAPLAN Jordan L. Kaplan Chief Executive Officer and President